Exhibit 3a

New Jersey Division of Revenue

CERTIFICATE of CHANGE of REGISTERED OFFICE

&/or REGISTERED AGENT

(For Use by Domestic and Foreign, Profit and Non-profit Corporations)

CORPORATION NAME: C. R. Bard, Inc.

STATE OF ORIGINAL INCORPORATION: New York

IMPORTANT – INCLUDE INFORMATION ON BOTH THE PRIOR AND NEW AGENT

PRIOR AGENT NAME:	NEW AGENT NAME:

Stephen J. Long	Jean F. Holloway

PRIOR AGENT STREET ADDRESS	NEW AGENT STREET ADDRESS

730 Central Avenue	730 Central Avenue

CITY STATE ZIP	CITY STATE ZIP

Murray Hill NJ 07974	Murray Hill NJ 07974

The corporation states that the address of its new registered office and the address of its new registered agent are identical. Further, the changes designated on this form were authorized by resolution duly adopted by its board of directors or members.

By /s/ Richard C. Rosenzweig	Title Vice President, Law & Asst. Sect.

(Signature of Officer)	(Type)

Date: June 14, 2012

NOTE – This form must be executed by the chairman of the board, the president, or the vice president of the corporation

FEES:	Change of Agent Name-$25.00	MAIL TO:	NJ Division of Revenue

	Change of Agent Address-$25.00		P.O. Box 308

	Change of Both-$25.00		Trenton, NJ 08625

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